EXHIBIT 99.2

Sky Financial Group, Inc.

Belmont Bancorp.

Election Form/Letter of Transmittal

Dear Shareholder:

On December 21, 2004, Sky Financial Group, Inc. (SKYF) and Belmont Bancorp. (BLMT) announced the execution of a definitive agreement under which Belmont Bancorp. would merge into Sky Financial Group, Inc. (the “Merger Agreement”). Under the terms of the Merger Agreement, BLMT shareholders can elect to receive either $6.15 per share in cash, 0.219 shares of SKYF common stock, or a combination of cash and shares of SKYF common stock at the respective rates specified above. Please be advised that your election is subject to the terms, conditions and limitations set forth in the Merger Agreement, the Proxy Statement / Prospectus delivered to BLMT shareholders in connection with the approval of the Merger Agreement (the “Proxy Statement/Prospectus”) and this Election Form /Letter of Transmittal. YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT. All elections of BLMT shareholders are subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. These procedures are intended to ensure that 27.5% of the total merger consideration will be paid in the form of cash and 72.5% will be paid in the form of SKYF common stock. Notwithstanding the foregoing, the holders of 100 or fewer BLMT common shares who have validly elected to receive only cash will not be subject to any such allocation and proration process. For further information, please refer to the description of the allocation and proration procedures in the Proxy Statement/ Prospectus under “The Merger Agreement—Allocation.”

The deadline to submit your election to receive either cash or SKYF common stock expires on May 27 , 2005 at 5:00 P.M. Eastern Daylight Saving Time (“EDT”) (the “Election Deadline”). Your properly completed Election Form/Letter of Transmittal along with your BLMT certificates must be received by The Bank of New York, the Exchange Agent, prior to that time. For your reference, the certificates issued to you as shown on the records of BLMT are listed on the Election Form/Letter of Transmittal. BLMT shareholders that fail to make a valid election by the Election Deadline will only be eligible to receive SKYF common stock and/or cash in accordance with the terms of the Merger Agreement.

Please use the attached Election Form/Letter of Transmittal to make your election and surrender your BLMT stock certificates to the Exchange Agent, The Bank of New York. Directions for completing the Election Form/Letter of Transmittal are given in the enclosed Instruction Booklet. If you have additional questions please contact The Bank of New York at 1-800-507-9357.

Detach here

Caution—Please do not fold, staple or tear this card

Election Form/Letter of Transmittal—Belmont Bancorp. (BLMT) (Please check only one election box below)
☐	All Cash Election: Exchange all of my shares of BLMT. for cash at the rate of $6.15 per share.	TOTAL SHARES
☐	All Stock Election: Exchange all of my shares of BLMT for shares of SKYF at the rate of 0.219 shares of SKYF common stock for each BLMT share.

☐

Mixed Election: Exchange some of my shares of BLMT for cash and the remainder for SKYF common stock at the same exchange rates for cash and stock listed above in the following amounts:

BLMT shares to be exchanged for cash:

BLMT shares to be exchanged for SKYF common stock:

(Please note that the sum of the numbers specified in the Mixed Election must equal the Total Shares of BLMT held as indicated on your Election Form/Letter of Transmittal).

☐	Check here if BLMT shares are being delivered pursuant to a previously sent Notice of Guaranteed Delivery

Change address as necessary below	I/we the undersigned surrender for exchange the shares identified on this Election Form/Letter of Transmittal. I/we certify that I/we have reviewed the accompanying Instruction Booklet mailed with this form and have complied with all requirements stated therein. I/we acknowledge that any election made in connection with the merger may be subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement / Prospectus. I/we acknowledge that I/we may receive merger consideration in a different form than elected I/we hereby authorize The Bank of New York as Exchange Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this Election Form/ Letter of Transmittal.

SIGNATURE: Form must be signed by registered holders(s) exactly as name(s) appear on certificate(s) or by person(s) authorized to sign on behalf of registered holder(s) by documents transmitted herewith. See Instruction 4.
Daytime Telephone Number

	Date Share Owner sign here	Co-Owner sign here

AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)

THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE

YOUR BELMONT BANCORP. (BLMT) CERTIFICATE(S). SEE INSTRUCTION 5

NAME OF SHAREHOLDER

ADDRESS

CITY/STATE/ZIP

CERTIFICATE NUMBER(S)                                  for                                   share(s) of BLMT common stock

                                 for                                   share(s) of BLMT common stock

                                 for                                   share(s) of BLMT common stock

(If any number is unknown, leave space blank.)

The undersigned person(s) hereby certifies that:

I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s). I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages, and expenses that it may sustain or incur by reason or arising out of any claim that any person may make under or on account of such certificates, including without limitation any claim to ownership of the shares represented thereby or to any dividend or distribution in respect of any such shares under its Indemnity Bond No. STxxxx. I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Signature of Shareholder (Affiant)

Signature of Co-Shareholder (Co-Affiant)

Signed this                                           day of                                          , 200

Notary Public (Affix Notarial Seal)

(Notary required for all replacements of more than 200 BLMT shares)

STATE OF                                                                   COUNTY OF

Substitute Form W-9 See Instruction 6.

SPECIAL TRANSFER INSTRUCTIONS

Medallion Guarantee Required

Entitlements will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see Instruction 4 & 7.

Issue to:

NAME:

(Please Print)

ADDRESS:

(Include Zip Code)

(Employer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

Entitlements will be mailed to the address shown on the FRONT of this form (or to the person and address listed above) unless otherwise instructed below; see Instruction 8.

Mail to:

NAME:

(Please Print)

ADDRESS:

Part 1—PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TIN (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (“IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN) AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

Signature

Name

Address

Date

Part 2—

TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE

Part 3—

EXEMPT PAYEE

Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

SKY FINANCIAL GROUP, INC.

BELMONT BANCORP.

INSTRUCTION BOOKLET

This Instruction Booklet provides answers to frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions carefully and review the Frequently Asked Questions. After reviewing these materials, complete the Election Form/Letter of Transmittal and send it in the enclosed return envelope along with your Belmont Bancorp. common share certificate(s) to The Bank of New York (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Sky Financial Group, Inc.’s Shareholder Relations Department at (800) 576-5007 option 3.

The deadline for receipt of your Election Form/Letter of Transmittal is 5:00 p.m., Eastern Daylight Saving Time (“EDT”), on May 27, 2005 (the “Election Deadline”).

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form/Letter of Transmittal?

On December 21, 2004, Sky Financial Group, Inc. (SKYF) and Belmont Bancorp. (BLMT) announced the execution of a definitive agreement under which Belmont Bancorp. would merge into Sky Financial Group, Inc. (the “Merger Agreement”). Under the terms of the Merger Agreement, BLMT shareholders can elect to receive either $6.15 per share in cash, 0.219 shares of SKYF common stock, or a combination of cash and shares of SKYF common stock at the respective rates specified above. Please be advised that your election is subject to the terms, conditions and limitations set forth in the Merger Agreement, the Proxy Statement / Prospectus delivered to BLMT shareholders in connection with the approval of the Merger Agreement (the “Proxy Statement/Prospectus”) and this Election Form /Letter of Transmittal. YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT. All elections of BLMT shareholders are subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. These procedures are intended to ensure that 27.5% of the total merger consideration will be paid in the form of cash and 72.5% will be paid in the form of SKYF common stock. Notwithstanding the foregoing, the holders of 100 or fewer BLMT common shares who have validly elected to receive only cash will not be subject to any such allocation and proration process. For further information, please refer to the description of the allocation and proration procedures in the Proxy Statement/ Prospectus under “The Merger Agreement—Allocation.”

2.	What is the purpose of the Election Form/Letter of Transmittal?

The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election as to the form of payment for your BLMT common shares. Second, it provides you with instructions on how to surrender your BLMT common share certificates in order to receive your payment.

3.	What do I do with the Election Form/Letter of Transmittal?

Complete, sign and date the Election Form/Letter of Transmittal and mail it to the Exchange Agent in the enclosed return envelope along with your share certificate(s) representing BLMT common shares. By signing the Election Form/Letter of Transmittal, you agree to surrender your share certificate(s) in exchange for cash, SKYF common shares or a mixture of cash and SKYF common shares. You also certify the tax identification number you provide on the Election Form/Letter of Transmittal is correct and that you have complied with all the requirements stated in the instructions. Please note that if your BLMT common shares are held in a joint account, then signatures of both account owners are required.

Consistent with the terms of the Merger Agreement, the Election Form/Letter of Transmittal authorizes as the Exchange Agent to take all actions necessary to accomplish the delivery of the SKYF share certificates representing SKYF common shares and/or cash in exchange for your BLMT common shares.

You must return your share certificate(s) representing your BLMT common shares along with the Election Form/Letter of Transmittal in the enclosed return envelope. Do not sign the back of the share certificate(s).

Detailed instructions on completing the Election Form/Letter of Transmittal can be found on page 8 of this booklet.

4.	What if I fail to make an election?

If you do not make an election prior to the Election Deadline, you will receive, at SKYF’s discretion, either all cash, all SKYF common shares or a combination of cash and SKYF common shares for the remainder of your BLMT common shares, depending on the number of BLMT shareholders that elect to receive either all cash or all SKYF common shares as determined in accordance with the terms of the Merger Agreement. Failure to send in the Election Form/Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Promptly following the completion of the merger, The Bank of New York will mail a letter of transmittal to any shareholder of record, as of the effective time of the merger, who has not returned an Election Form/Letter of Transmittal. A shareholder who has not completed and returned the Election Form/Letter of Transmittal should complete and return the letter of transmittal received after the effective time, together with his or her BLMT share certificates, in order to receive the merger consideration. Note: SKYF will not issue the merger consideration to a shareholder until such shareholder properly completes and returns to the Exchange Agent an Election Form/Letter of Transmittal or, after the merger is completed, a letter of transmittal.

5.	What happens if I miss the election deadline?

Missing the election deadline is the same as failing to make an election. Accordingly, the result is the same as described above in Question 4 and the form of merger consideration that you will receive will be determined in accordance with the terms of the Merger Agreement.

6.	When can I expect to receive my new SKYF common share certificates and/or cash?

You will receive your new SKYF share certificates and/or cash within approximately 10 business days after the completion of the merger, which is anticipated to be June 1, 2005.

7.	Do I have to send in my BLMT common share certificate(s)?

Yes, whether you make the All Cash Election, the All Stock Election or the Mixed Election, you must return your BLMT stock certificate(s) with your completed Election Form/Letter of Transmittal, unless you have completed the Affidavit of Lost, Stolen or Destroyed Certificates on the back of the Election Form/Letter of Transmittal (see Instruction # 5) or a Notice of Guaranteed Delivery (see Instruction # 3). If you hold any BLMT common shares with a broker, bank or other nominee, please see Question # 15 below.

8.	What if I cannot locate my BLMT common share certificate(s)?

If you cannot locate your share certificate(s) or if your share certificates have been stolen or destroyed, you (and, if applicable, the co-owner of the BLMT common shares) must complete, sign and date the Affidavit of Lost, Stolen or Destroyed Certificates on the back of the Election Form/Letter of Transmittal. A Notary Public must notarize the affidavit. See Instruction # 5 below.

9.	What will I receive in the merger?

You have the right to elect to receive, in exchange for your BLMT common shares, cash, SKYF common shares or a combination of cash and SKYF common shares as described below and subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. These procedures are intended to ensure that 27.5% of the total merger consideration will be paid in the form of cash and 72.5%

will be paid in the form of SKYF common stock. AS A RESULT OF THE ALLOCATION AND PRORATION PROCEDURES, YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT.

SKYF will not issue fractional shares in exchange for BLMT common shares. Accordingly, if you have the right to receive a fraction of a SKYF common share as a result of electing to receive either all stock or a combination of cash and SKYF common shares, you will receive instead a cash payment in an amount equal to the product of the fractional SKYF common share and the last sale price of a SKYF common share as reported by the Nasdaq National Market System, for the average of 10 trading days immediately preceding the fifth trading day prior to the effective date of the merger.

Under the terms of the Merger Agreement, you have the following options:

•	The “All Cash Election.” A shareholder who makes the All Cash Election will receive cash at the rate of $6.15 for each BLMT common share owned, subject to the allocation and proration procedures summarized below.

•	The “All Stock Election.” A shareholder who makes the all stock election will receive SKYF common shares, based upon a fixed exchange rate of 0.219 SKYF common shares for each BLMT common share owned, subject to the allocation and proration procedures summarized below.

•	The “Mixed Election.” A shareholder who makes the mixed election will receive cash, at the rate of $6.15 per BLMT share elected for cash, and 0.219 SKYF common shares per BLMT elected for stock subject to the allocation and proration procedures summarized below.

Under the terms of the Merger Agreement, 27.5% of the total issued and outstanding BLMT common shares will be exchanged for cash and 72.5% of the total issued and outstanding BLMT common shares will be exchanged for SKYF common shares. Therefore, all elections are subject to proration to preserve these limitations on the amount of cash to be paid and the number of SKYF common shares to be issued in the merger. Notwithstanding the foregoing, the holders of 100 or fewer BLMT common shares who have elected the All Cash Election for their shares will receive all cash and will not be required to have any of their BLMT shares converted into SKYF shares.

As a result, unless you hold 100 or fewer BLMT shares and elect the All Cash Election, you may receive a mixture of cash and SKYF common shares even if you make the All Cash Election or the All Stock Election. For further information, please refer to the description of the allocation and proration procedures in the Proxy Statement/ Prospectus under “The Merger Agreement—Allocation.”

10.	Will I have to pay taxes on the proceeds when my BLMT common shares are exchanged?

The U.S. federal income tax consequences to you will depend upon whether you receive (i) solely cash, (ii) solely SKYF common shares or (iii) a mixture of cash and SKYF common shares in the merger. If you receive solely SKYF common shares in the merger, you will not recognize any taxable gain for U.S. federal income tax purposes except to the extent you receive cash in lieu of fractional SKYF common shares. If you receive solely cash or a combination of cash and SKYF common shares in the merger, you will generally be subject to U.S. federal income tax, but income will not be recognized in excess of the amount of cash that you receive.

This discussion of the federal income tax consequences is included in this Instruction Booklet for general information only. Each BLMT shareholder should refer to the tax discussion in the Proxy Statement/Prospectus under the caption “The Merger—Material Federal Income Tax Consequences” and consult with his, her or its own tax advisor regarding the specific tax consequences resulting from the receipt of the merger consideration, including the application and effect of state and local income and other tax laws.

11.	How and where should I send my signed documents and BLMT share certificate(s)?

A return envelope addressed to the Exchange Agent, The Bank of New York, is enclosed with this package. Please use this envelope to return your Election Form/Letter of Transmittal, BLMT share certificate(s), and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: The Bank of New York, Belmont Bancorp Exchange, P.O. Box 859208, Braintree, MA 02185-9208. If you are mailing share certificate(s), we recommend that you use Registered Mail, properly insured with return receipt requested. Please do not sign your share certificates or return any of these documents to SKYF or BLMT.

Until your BLMT share certificate(s) are actually delivered to the Exchange Agent, delivery is not effected, you hold title to the certificate(s) and you bear the risk of loss.

12.	Are there any fees associated with the exchange of my BLMT common shares?

There are no fees associated with the exchange of your BLMT common shares.

13.	How do I change my address on the Election Form/Letter of Transmittal?

For permanent address changes, you should cross out any incorrect address information that is printed on the front of the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information. If you want only to receive your payment at a different address from that listed on the Election Form/Letter of Transmittal, you must complete the Special Delivery Instructions box on the back of the Election Form/Letter of Transmittal. For further information please see Instructions # 2 and # 8.

14.	What do I do if:

•	I want to change the name on my account?

•	I want to have my check made payable to someone else?

Please complete the Special Transfer Instructions Box on the back of the Election Form/Letter of Transmittal in order to transfer the SKYF common shares or cash to someone else. For more information, refer to Instruction # 7 below.

15.	What do I do if I hold any of my BLMT common shares with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedure for exchanging your BLMT common shares.

16.	What if I hold my BLMT common shares in more than one account?

If you hold BLMT common shares in more than one account, you will receive a separate Election Form/Letter of Transmittal for each account in which you hold BLMT common shares. You must complete, sign and date each separate Election Form/Letter of Transmittal and mail them to the Exchange Agent in the enclosed return envelope along with your share certificate(s) representing BLMT common shares held in each of your respective accounts. Likewise, if you hold BLMT common shares in more than one account with more than one brokerage, bank or other nominee, you should promptly contact each of them and follow their instructions as to the procedures for exchanging your BLMT common shares.

17.	What happens if I hold BLMT common shares as a nominee, trustee or other representative?

If you hold BLMT common shares as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Election Forms/Letters of Transmittal covering the aggregate number of BLMT common shares held by you for the beneficial owners of such securities. However, you must certify that any Election Form/Letter of Transmittal submitted covers all BLMT common shares held by you for any single beneficial owner. You may submit only one Election Form/Letter of Transmittal for each separate account that you own or maintain. You may be required to provide the Exchange Agent with additional documents and certifications in order to satisfy the Exchange Agent that you hold shares for a particular beneficial owner.

18.	Can I change or revoke my election?

Yes. You can change or revoke your election by giving written notice to the Exchange Agent at The Bank of New York, Belmont Bancorp. Exchange, P. O. Box 859208, Braintree, MA 02185-9208, prior to 5:00 p.m., EDT, on May 26, 2005, the business day immediately preceding the Election Deadline.

If you change or revoke your election, the Exchange Agent will return your BLMT share certificates to you. However, if you revoked your election and you wish to change or resubmit it, you must return a properly completed and executed Election Form/Letter of Transmittal with your share certificates (or a properly completed and executed Affidavit of Lost, Stolen or Destroyed Certificates or Notice of Guaranteed Delivery) by the Election Deadline. If you fail to return a properly completed and executed Election Form/Letter of Transmittal with your share certificates (or a properly completed and executed Affidavit of Lost, Stolen or Destroyed Certificates or Notice of Guaranteed Delivery) by the Election Deadline, the consideration that you receive from the merger will be determined by SKYF in accordance with the terms of the Merger Agreement. See Question # 4 above.

19.	Have BLMT’s shareholders approved the merger?

At the time these materials were printed and sent, BLMT’s shareholders had not yet voted on the merger. BLMT’s shareholders are expected to vote on the proposal to adopt the Merger Agreement and approve the merger of BLMT into SKYF at the BLMT special shareholders’ meeting scheduled for 11:00 a.m. on May 16, 2005.

20.	Who do I call if I have additional questions?

You may contact SKYF’s Shareholder Relations Department at (800) 576-5007 option 3.

The enclosed Election Form/Letter of Transmittal, which must be accompanied by BLMT share certificates, or an Affidavit of Lost, Stolen or Destroyed Certificates or a previously delivered Notice of Guaranteed Delivery, should be returned to The Bank of New York in the enclosed return envelope. The address to which you should send your Election Form/Letter of Transmittal will depend on the method of delivery that you choose. The available options and relevant addresses for The Bank of New York are listed on the last page of this booklet.

INSTRUCTIONS FOR COMPLETING

THE ELECTION FORM/LETTER OF TRANSMITTAL

These instructions are for the accompanying Election Form/Letter of Transmittal for the registered shareholders of BLMT. All elections are subject to the Merger agreement that was furnished to shareholders as part of the Proxy Statement/Prospectus dated April [    ], 2005.

We cannot guarantee that you will receive the form of merger consideration that you elect. It is very important that you complete, sign and return the Election Form/Letter of Transmittal on or before May 27, 2005 at 5:00 p.m. EDT (the “Election Deadline”). Please use the enclosed return envelope, addressed to The Bank of New York, to return the Election Form/Letter of Transmittal, together with all of your BLMT common share certificates. All share certificates must be submitted with the Election Form/Letter of Transmittal no matter which election you make (unless you have properly completed and executed the Affidavit of Lost, Stolen or Destroyed Certificates on the back of the Election Form/Letter of Transmittal). If some of your BLMT common shares are held by a broker, bank or other nominee, please consult with your broker, bank or other nominee as to the procedures for exchanging your BLMT common shares.

The following example is provided to assist you in

properly completing the Election Form/Letter of Transmittal.

The numbered items on the example Election Form/Letter of Transmittal correspond to the numbered Instructions that follow.

Sky Financial Group, Inc.

Belmont Bancorp.

Election Form/Letter of Transmittal

Dear Shareholder:

On December 21, 2004, Sky Financial Group, Inc. (SKYF) and Belmont Bancorp. (BLMT) announced the execution of a definitive agreement under which Belmont Bancorp. would merge into Sky Financial Group, Inc. (the “Merger Agreement”). Under the terms of the Merger Agreement, BLMT shareholders can elect to receive either $6.15 per share in cash, 0.219 shares of SKYF common stock, or a combination of cash and shares of SKYF common stock at the respective rates specified above. Please be advised that your election is subject to the terms, conditions and limitations set forth in the Merger Agreement, the Proxy Statement / Prospectus delivered to BLMT shareholders in connection with the approval of the Merger Agreement (the “Proxy Statement/Prospectus”) and this Election Form /Letter of Transmittal. YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT. All elections of BLMT shareholders are subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement/Prospectus. These procedures are intended to ensure that 27.5% of the total merger consideration will be paid in the form of cash and 72.5% will be paid in the form of SKYF common stock. Notwithstanding the foregoing, the holders of 100 or fewer BLMT common shares who have validly elected to receive only cash will not be subject to any such allocation and proration process. For further information, please refer to the description of the allocation and proration procedures in the Proxy Statement/ Prospectus under “The Merger Agreement—Allocation.”

The deadline to submit your election to receive either cash or SKYF common stock expires on May 27 , 2005 at 5:00 P.M. Eastern Daylight Saving Time (“EDT”) (the “Election Deadline”). Your properly completed Election Form/Letter of Transmittal along with your BLMT certificates must be received by The Bank of New York, the Exchange Agent, prior to that time. For your reference, the certificates issued to you as shown on the records of BLMT are listed on the Election Form/Letter of Transmittal. BLMT shareholders that fail to make a valid election by the Election Deadline will only be eligible to receive SKYF common stock and/or cash in accordance with the terms of the Merger Agreement.

Please use the attached Election Form/Letter of Transmittal to make your election and surrender your BLMT stock certificates to the Exchange Agent, The Bank of New York. Directions for completing the Election Form/Letter of Transmittal are given in the enclosed Instruction Booklet. If you have additional questions please contact The Bank of New York at 1-800-507-9357.

Detach here

Caution—Please do not fold, staple or tear this card

Election Form/Letter of Transmittal—Belmont Bancorp. (BLMT) (Please check only one election box below)
☐	All Cash Election: Exchange all of my shares of BLMT. for cash at the rate of $6.15 per share.	TOTAL SHARES
☐	All Stock Election: Exchange all of my shares of BLMT for shares of SKYF at the rate of 0.219 shares of SKYF common stock for each BLMT share.

☐

Mixed Election: Exchange some of my shares of BLMT for cash and the remainder for SKYF common stock at the same exchange rates for cash and stock listed above in the following amounts:

BLMT shares to be exchanged for cash:

BLMT shares to be exchanged for SKYF common stock:

(Please note that the sum of the numbers specified in the Mixed Election must equal the Total Shares of BLMT held as indicated on your Election Form/Letter of Transmittal).

☐	Check here if BLMT shares are being delivered pursuant to a previously sent Notice of Guaranteed Delivery

Change address as necessary below	I/we the undersigned surrender for exchange the shares identified on this Election Form/Letter of Transmittal. I/we certify that I/we have reviewed the accompanying Instruction Booklet mailed with this form and have complied with all requirements stated therein. I/we acknowledge that any election made in connection with the merger may be subject to the allocation and proration procedures described in the Merger Agreement and the Proxy Statement / Prospectus. I/we acknowledge that I/we may receive merger consideration in a different form than elected I/we hereby authorize The Bank of New York as Exchange Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this Election Form/ Letter of Transmittal.

SIGNATURE: Form must be signed by registered holders(s) exactly as name(s) appear on certificate(s) or by person(s) authorized to sign on behalf of registered holder(s) by documents transmitted herewith. See Instruction 4.
Daytime Telephone Number

	Date Share Owner sign here	Co-Owner sign here

The following example is provided to assist you in

properly completing the Election Form/Letter of Transmittal.

The numbered items on the example Election Form/Letter of Transmittal correspond to the numbered Instructions that follow.

AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)

THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE

YOUR BELMONT BANCORP. (BLMT) CERTIFICATE(S). SEE INSTRUCTION 5

NAME OF SHAREHOLDER

ADDRESS

CITY/STATE/ZIP

CERTIFICATE NUMBER(S)                                  for                                   share(s) of BLMT common stock

                                 for                                   share(s) of BLMT common stock

                                 for                                   share(s) of BLMT common stock

(If any number is unknown, leave space blank.)

The undersigned person(s) hereby certifies that:

I am the lawful owner of the above described certificate(s). The certificate(s) has not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the exchange of the certificate(s) without surrender of the certificate(s). I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages, and expenses that it may sustain or incur by reason or arising out of any claim that any person may make under or on account of such certificates, including without limitation any claim to ownership of the shares represented thereby or to any dividend or distribution in respect of any such shares under its Indemnity Bond No. STxxxx. I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Signature of Shareholder (Affiant)

Signature of Co-Shareholder (Co-Affiant)

Signed this                                           day of                                          , 200

Notary Public (Affix Notarial Seal)

(Notary required for all replacements of more than 200 BLMT shares)

STATE OF                                                                   COUNTY OF

Substitute Form W-9 See Instruction 6.

SPECIAL TRANSFER INSTRUCTIONS

Medallion Guarantee Required

Entitlements will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see Instruction 4 & 7.

Issue to:

NAME:

(Please Print)

ADDRESS:

(Include Zip Code)

(Employer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

Entitlements will be mailed to the address shown on the FRONT of this form (or to the person and address listed above) unless otherwise instructed below; see Instruction 8.

Mail to:

NAME:

(Please Print)

ADDRESS:

Part 1—PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TIN (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (“IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN) AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

Signature

Name

Address

Date

Part 2—

TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE

Part 3—

EXEMPT PAYEE

Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

INSTRUCTIONS

1. TOTAL SHARES

The Election Form/Letter of Transmittal shows the number and type of shares owned by you as reflected in BLMT’s shareholder records. Your BLMT share certificate(s) are listed by certificate number and denomination. If any of your BLMT share certificate(s) have been lost, stolen or destroyed, please refer to Instruction # 5 below.

2. ACCOUNT REGISTRATION

The current registration and address of record for your BLMT shares is listed here. Cross out any incorrect address information that is printed in this area directly on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

3. ELECTION OPTIONS / NOTICE OF GUARANTEED DELIVERY

The terms of the Merger Agreement allow you to choose the form of consideration you receive in exchange for your BLMT common shares. For more information, please refer to the Proxy Statement/Prospectus dated April [    ], 2005, previously furnished to you. Regardless of the election option you choose, your BLMT share certificates, an Affidavit of Lost, Stolen or Destroyed Certificates or a Notice of Guaranteed Delivery must be returned with the Election Form/Letter of Transmittal by the Election Deadline for your election to be valid.

The Exchange Agent will resolve any disputes regarding your election or the elections made by other BLMT shareholders, and its decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Election Forms/Letters of Transmittal that it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Election Options:

Select ONE of the following options:

•	All Cash Election

•	All Stock Election

•	Mixed Election

If you choose the Mixed Election, you must provide us with the number of BLMT shares to be exchanged for cash and the number of BLMT shares to be exchanged for SKYF common stock. Please note that the sum of the numbers specified in the Mixed Election must equal the Total Shares of BLMT held as indicated on the Election Form/Letter of Transmittal.

Notice of Guaranteed Delivery:

If your BLMT certificates are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Election Deadline you may still submit an election by properly completing, duly executing and delivering to the Exchange Agent the enclosed Notice of Guaranteed Delivery. Please see the Notice of Guaranteed Delivery for further details. If you submit a Notice of Guaranteed Delivery, please check this box on the Election Form /Letter of Transmittal when making subsequent delivery of your BLMT certificates to facilitate the matching of the Notice of Guaranteed Delivery to your Election Form/Letter of Transmittal.

4. REQUIRED SIGNATURES

Except in the case of a transfer, as described in Instruction # 7, the signature required on the Election Form/Letter of Transmittal is the signature of the registered holder of the BLMT certificate(s) surrendered. Such signature must correspond exactly with the name as printed on the Letter of Transmittal. In the case of “joint tenancy” registration (i.e., where shares are held jointly), both holders must sign. If the BLMT certificates to be exchanged are registered in different names on several BLMT certificates, it will be necessary to complete, sign and submit as many separate Election Forms /Letters of Transmittal as there are different registrations of BLMT certificates. If the Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or any other fiduciary or representative on behalf of the registered holder or by an officer of a corporation, each such signatory should indicate the full title of such person’s capacity and submit appropriate evidence of authority to sign with the Election Form/Letter of Transmittal. For transfers of merger consideration by the registered holder to another person, see Instruction # 7. By signing and returning the Election Form/Letter of Transmittal, you represent and warrant to SKYF and the Exchange Agent that you are the exclusive owner of the BLMT certificates surrendered with the Election Form/Letter of Transmittal, have full power and authority to deliver, sign and transfer the BLMT certificate(s) so delivered and are entitled to all rights evidenced by such BLMT certificate(s), and such BLMT certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances. In addition, by signing and returning the Election Form/ Letter of Transmittal, you agree that you will execute and deliver any additional documents reasonably deemed appropriate or necessary by the Exchange Agent in connection with the delivery of your certificate(s), and you appoint the Exchange Agent as your agent to effect the submission and exchange of the BLMT certificate submitted with the Election Form/Letter of Transmittal. All authority conferred or agreed to be conferred in the Election Form/Letter of Transmittal (and related instructions) shall be binding upon you and all of your successors, assigns, heirs, executors, administrators and legal representative and shall not be affected by, and shall survive, your death or incapacity.

Please be sure to also include your daytime telephone number in the event that the Exchange Agent needs to contact you with any questions concerning your account and/or the Election Form / Letter of Transmittal you submitted.

5. AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)

If you have lost your BLMT share certificate(s), or if your BLMT share certificate(s) has been stolen or destroyed, you (and if the shares are held in a joint account, the co-owner of the shares) must complete, sign and date the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Election Form/Letter of Transmittal. Please list the certificate number(s) and the total number of BLMT common shares that have been lost, stolen or destroyed. The affidavit must be signed and notarized by a Notary Public.

You will not be issued new BLMT common share certificates. Rather, by making the affidavit in accordance with these instructions, you will be treated by the Exchange Agent as having exchanged your BLMT common share certificate(s) without surrendering the certificate(s). The affidavit is valid only if signed and notarized in accordance with these instructions. By signing the affidavit, you (i) acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company; (ii) agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that it may sustain or incur by reason or on account of assuming liability under its Indemnity Bond No.             ; and (iii) agree to surrender the certificate(s) to SKYF if, at any time, you find or otherwise recover the BLMT common share certificate(s).

6. SUBSTITUTE FORM W-9 AND W-9 CERTIFICATION

Each BLMT shareholder (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) and certain other information on Substitute Form W-9, and to certify that the shareholder (or other payee) is not subject to backup withholding. If such shareholder is an individual, the TIN is his or her Social Security number. If the shareholder is an entity, the TIN is generally the entity’s Employer

Identification Number. Failure to provide the information on the Substitute Form W-9 may subject you (or such other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding on the payment of any cash by SKYF as part of the merger consideration. The box in Part 2 of the Substitute Form W-9 may be checked if you (or such other payee) have not been issued a TIN and you (or such other payee) have applied for a TIN or intend to apply for a TIN in the near future. If the box in Part 2 is checked and the Exchange Agent is not provided with a TIN by the time of payment of any cash by SKYF as part of the merger consideration, the Exchange Agent will withhold 28% on the payment of any cash to you (or such other payee) until you provide a TIN to the Exchange Agent. Failure to comply truthfully with the backup withholding requirements may result in the imposition of severe criminal and/or civil fines and penalties.

Certain shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such shareholder must submit to the Exchange Agent a properly completed Internal Revenue Service Form W-8BEN (a “Form W-8BEN”), signed under penalties of perjury, attesting to that individual’s exempt status. If applicable, you can obtain a Form W-8BEN from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number for additional instructions.

If backup withholding applies, the Exchange Agent is required to withhold 28% of any cash paid to you (or any other payee). Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

To prevent backup withholding on any cash paid by SKYF to you (or any other payee), you are required to notify the Exchange Agent of your current TIN (or the TIN of such other payee) by completing the Substitute Form W-9 on the Election Form/Letter of Transmittal, certifying that the TIN provided on Substitute Form W-9 is correct (or that you are awaiting a TIN), that you (or such other payee) are a U.S. person (including a U.S. resident alien) and that (i) you (or such other payee) have not been notified by the Internal Revenue Service that you (or such other payee) are subject to backup withholding as a result of failure to report all interest or dividends, (ii) you (or such other payee) have been notified by the Internal Revenue Service that you (or such other payee) are no longer subject to backup withholding, or (iii) you (or such other payee) are exempt from backup withholding.

You are required to give the Exchange Agent the TIN (e.g., Social Security number or Employer Identification Number) of the record owner of the BLMT share certificates. If the shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number for additional guidance on which number to report.

7. SPECIAL TRANSFER INSTRUCTIONS

Complete this box only if the SKYF certificate and /or any cash payable are to be registered in a name other than the name that appears on the front of the Election Form/Letter of Transmittal. In such case, (i) indicate the full name, address and TIN of the transferee, (ii) the transferee must complete and certify their TIN on the Substitute Form W-9, (iii) the current registered holder must sign the front of the Election Form /Letter of Transmittal, (iv) the current registered holder must have his or her signature guaranteed by a financial institution such as a bank or securities broker that is a member of the Securities Transfer Agent Medallion Program, The Stock Exchange Medallion Program, or the New York Stock Exchange, Inc. Medallion Guaranteed Program (a notary is not acceptable), and (v) if signatures are executed in a fiduciary/representative capacity, appropriate certified evidence of signing authority must be submitted with the Election Form/Letter of Transmittal.

8. SPECIAL DELIVERY INSTRUCTIONS

Complete this box only if the SKYF certificate and/or any cash payable are to be delivered to a person other than the registered holder or to the registered holder at a different address than is shown on the front of the Election Form/Letter of Transmittal.

Note: Your address of record will not be affected by completing the Special Delivery Instructions box. Any permanent address changes should be made directly on the front of the Election Form/Letter of Transmittal. See Instruction 2 for further information.

BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

a)	Verify the election you have chosen;

b)	Sign, date and include your daytime phone number;

c)	Write in your TIN and sign the Substitute Form W-9 certification; and

d)	Include your BLMT share certificate(s) (or a completed Affidavit of Lost, Stolen or Destroyed Certificates on the back of the Election Form/Letter of Transmittal) along with the Election Form/Letter of Transmittal in the enclosed return envelope.

DELIVERY INSTRUCTIONS

The Bank of New York

By Mail: The Bank of New York Belmont Bancorp Exchange P.O. Box 859208 Braintree, MA 02185-9	By Overnight Courier: The Bank of New York Belmont Bancorp Exchange 165 Bay State Road Braintree, MA 02184	By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286
By Facsimile Transmission: (For Notices of Guaranteed Delivery ONLY): (781) 380-3388	To Confirm Facsimile Transmissions: (For Eligible Institutions Only) (781) 843-1833, Ext. 205 (For Confirmation Only)

For Information Call:

The Shareholder Relations Department

of Sky Financial Group, Inc.

(800) 576-5007 option 3